As filed with the Securities and Exchange Commission on May 6, 1999.
                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-8

                             Registration Statement
                                      under
                           the Securities Act of 1933

                           -------------------------

                                 INTERLEAF, INC.
             (Exact name of registrant as specified in its charter)

                           -------------------------

                                  MASSACHUSETTS
                        (State or other jurisdiction of)
                         incorporation or organization)

                                   04-2729042
                      (IRS Employer Identification Number)
62 FOURTH AVENUE, WALTHAM, MA                                         02451
(Address of principal executive offices)                           (Zip Code)
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                     CRAIG NEWFIELD, V.P. & GENERAL COUNSEL
                                 INTERLEAF, INC.
                                62 FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                     (Name and address of agent for service)

                                 (617) 290-0710
          (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                Proposed               Proposed
      Title of Each Class of                                     Maximum                Maximum             Amount of
          Securities to                  Amount to be         Offering Price       Aggregate Offering     Registration
          be Registered                   Registered            Per Share                Price                 Fee
----------------------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value         833,333 shares         4.0625 (1)            $3,385,415               $941
----------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low and trading prices on the Nasdaq National Market on May 4, 1999.

PART II         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with the Securities and Exchange Commission, are incorporated herein be reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act subsequent to the date hereof and, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities offered hereby has been passed upon for the Registrant by Craig Newfield, Esq., Vice President and General Counsel of the Registrant. Mr. Newfield is eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         (a) Section 67 of the Massachusetts Business Corporation Law permits indemnification of present and former directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote, or (iv) in the case of officers who are not directors, the Board of Directors, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Section 67 also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section.

         (b) Article V of the Registrant's By-laws provides that the Registrant shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer; provided that the Registrant shall provide no indemnification with respect to any matter as to which any such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. If any such action is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made as of right unless after investigation (a) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (b) by written opinion of independent legal counsel (who may be regular counsel of the Registrant), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officers), it shall be determined by clear and convincing evidence that such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Registrant. Indemnification may include advancement of expenses of defending an action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under Article V. Article V also provides that the right of indemnification provided therein is not exclusive of and does not affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of stockholders or otherwise. The Registrant's obligation to indemnify under Article V shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage.

         (c) The Registrant has entered into an Agreement to Defend and Indemnify with each of its officers and directors. Pursuant to these agreements, the Registrant has agreed, to the extent legally permissible, to indemnify such persons against all losses (including, without limitation, judgments, fines and penalties) and expenses (including, without limitation, amounts paid in settlement and counsel fees and disbursements) incurred by such person in connection with or as a result of any claim, action, suit or other proceeding, civil or criminal, or appeal related thereto, in which he may be involved by reason of his having been a director or officer or by reason of any action taken or not taken in his capacity as director or officer; provided that no indemnification shall be provided with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. If any such claim, action, suit or proceeding is disposed of, on the merits or otherwise, without the disposition being adverse to such person, without a plea of guilty or NOLO CONTENDRE and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made upon a determination that such person's conduct was in good faith and in the reasonable belief that his action was in the best interests of the Registrant by (a) a quorum of disinterested directors, or (b) independent legal counsel (who may be regular counsel of the Registrant), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by an interested directors or officer). Expenses may be advanced by the Registrant prior to any final disposition of any such action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the Agreement. Such Agreements provide that the right of indemnification provided therein is in addition to any rights to which any person concerned may be entitled by other agreements or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of the indemnified person. The rights of indemnification provided in such Agreements are in addition to any rights under any insurance policy in effect, provide that to the extent any claim is covered by any such insurance policy, the Registrant will provide coverage after the full coverage of the insurance policy is exhausted or otherwise unavailable.

         (d) Article 6D of the Registrant's Articles of Organization provides that, to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.
Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary as a director, except for (i) any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) improper issuances of stock or unauthorized distributions to stockholders, or (iv) any transaction in which the director derived an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.



ITEM 8.           EXHIBITS.



NUMBER                              DESCRIPTION


4.1 Specimen Certificate of Common Stock (filed as Exhibit 4(a) to the Registrant's
                                    Registration Statement on Form S-1 (File No.
                                    33-5443)).

4.2                                 Interleaf, Inc. 1998 Employee Stock Purchase
                                    Plan (filed as Exhibit A to the Proxy
                                    Statement for the Annual Meeting of
                                    Stockholders held August 24, 1998).

5.1                                 Legal Opinion of Craig Newfield, Esquire.

23.1                                Consent of Craig Newfield, Esquire
                                    (contained in his Opinion filed as Exhibit
                                    5.1).

23.2 Consent of Ernst & Young, LLP, independent auditors.

23.3 Consent of Dulworth, Breeding & Karns, LLP, independent auditors

24 Power of Attorney (included on the signature page of this Registration Statement).



ITEM 9.           UNDERTAKINGS.

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

------------------------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 6, 1999.


                          INTERLEAF, INC.

                          By: /s/ Jaime W. Ellertson
                             ---------------------------------------
                             President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Jaime W. Ellertson, Peter J. Rice and Craig Newfield, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                             DATE

/s/ Jaime W. Ellertson                   President and Chief Executive          May 6, 1999
------------------------------------     Officer, and Director
                                         (Principal Executive Officer)          May 6, 1999


/s/ Peter J. Rice                        Vice President of Finance and          May 6, 1999
------------------------------------     Administration,
                                         Chief Financial Officer and
                                         Treasurer (Principal Financial
                                         and Accounting Officer)

/s/ Frederick B. Bamber                  Director                               May 6, 1999
------------------------------------


/s/ David A. Boucher                     Director                               May 6, 1999
------------------------------------



/s/ Rory J. Cowan                        Chairman of the Board of Directors     May 6, 1999
------------------------------------


/s/ Marcia J. Hooper                     Director                               April 30, 1999
------------------------------------



/s/ John A. Lopiano                      Director                               April 30, 1999
------------------------------------




                                  EXHIBIT INDEX



NUMBER                              DESCRIPTION

4.1* Specimen Certificate of Common Stock (filed as Exhibit 4(a) to the Registrant's
                                    Registration Statement on Form S-1 (File No.
                                    33-5443)).

4.2                                 Interleaf, Inc. 1998 Employee Stock Purchase
                                    Plan (filed as Exhibit A to the Proxy
                                    Statement for the Annual Meeting of
                                    Stockholders held August 24, 1998).

5.1                                 Legal Opinion of Craig Newfield, Esquire.

23.1                                Consent of Craig Newfield, Esquire
                                    (contained in his Opinion filed as Exhibit
                                    5.1).

23.2 Consent of Ernst & Young, LLP, independent auditors.

23.3 Consent of Dulworth, Breeding & Karns, LLP, independent auditors.

24 Power of Attorney (included on the signature page of this Registration Statement).


------------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.